Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE
8 Perimeter Center East, Suite 8050	Atlanta, Georgia 30346 (770) 481-0305 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

Investor Relations Contacts:
EPOCH Financial	(888) 917-5109
Todd Atenhan	tatenhan@epochfinancial.com
Valerie Kimball	vkimball@epochfinancial.com

Jameson Inns, Inc. Announces Date for First Quarter Results and Conference Call

ATLANTA, April 30, 2004 — Jameson Inns, Inc. (Nasdaq: JAMS), owner of Jameson Inn and Signature Inn hotels, today announced that it will release financial results for its First Quarter 2004, ended March 31st, 2004, prior to the opening of the market on Wednesday May 12th, 2004.

A conference call will be held at 11:00 a.m. (EDT) on May 12, 2004. The call will be hosted by Mr. Tom Kitchin, Chairman and Chief Executive Officer of Jameson Inns, Inc. There will be a question and answer period after initial comments by Mr. Kitchin and other members of his senior management team. A live audio of the call will be accessible by calling 877-462-0700 (domestic) or 706-679-3971 (international). The call is also available via the internet at www.jamesoninns.com. A replay of the conference call will be available for thirty days following the call on www.jamesoninns.com, and until May 19, 2004 by telephone by calling (800)642-1687 (domestic), or (706) 645-9291 (international) Conference ID 7116691.

Jameson Inns, Inc. owns and operates hotel properties in the southeastern and midwestern United States. The Company has also licensed 10 hotels to operate as Jameson Inns. There are currently 126 Inns (103 under the Jameson Inn brand and 23 under the Signature Inn brand), with a combined 8,268 rooms in 14 states.

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